                                                                         Exhibit 11.1


                      COMPUTATION OF EARNINGS PER COMMON SHARE

                      (in thousands, except per share amounts)

                                                                    THREE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                  1998              1997
                                                                -------           -------
Basic EPS:
   Net income                                                   $ 8,748           $ 6,965
                                                                =======           =======

Shares
   Weighted average number of common
     shares outstanding                                          16,184            15,085
                                                                =======           =======

Basic earnings per common share                                 $  0.54           $  0.46
                                                                =======           =======



Diluted EPS:
   Net income                                                   $ 8,748           $ 6,965
                                                                =======           =======

Shares
   Weighted average number of common
     shares outstanding                                          16,184            15,085
   Assuming conversion of options issued
     and outstanding                                                492               797
                                                                -------           -------
   Weighted average number of common
     shares outstanding, as adjusted                             16,676            15,882
                                                                =======           =======

Diluted earnings per common share                               $  0.52           $  0.44
                                                                =======           =======




<F*>This calculation is submitted in accordance with SFAS 128, "Earnings
Per Share," which requires disclosure of the calculation of basic and diluted earnings per share.

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